Exhibit 31.2

I, Jeffrey Hall, certify that:

1)	I have reviewed this quarterly report on Form 10-Q of Express Scripts, Inc.;

2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 30, 2009	By:	/s/ Jeffrey Hall
Jeffrey Hall
Executive Vice President and Chief Financial Officer